Exhibit 99.1

FOR:	NUTRACEUTICAL INTERNATIONAL CORPORATION

CONTACT:	Les Brown
Senior Vice President, Finance
and Chief Financial Officer
(435) 655-6106

NUTRACEUTICAL REPORTS SALES AND INCOME

PARK CITY, Utah, Jan 27/PRNewswire-First Call/—Nutraceutical International Corporation (NASDAQ:  NUTR) today reported results for the fiscal 2005 first quarter ended December 31, 2004.  Net sales for the fiscal 2005 first quarter were $35.3 million compared to $33.2 million for the same quarter of fiscal 2004.  For the first quarter, net income was $2.8 million, or $0.24 diluted earnings per share, compared to $3.2 million, or $0.27 diluted earnings per share, for the same quarter of fiscal 2004.

Bill Gay, chairman and chief executive officer, commented, “Our overall results for the first quarter were in line with management’s objectives, although we continue to believe that we can do better.  During this year, we intend to focus on further integration of our most recent acquisitions in order to achieve the operational economies that we believe are possible.  We continue our commitment to achieving long-term enhanced profitability through internal growth, acquisitions and expense control.”

ABOUT NUTRACEUTICAL

Nutraceutical is an integrated marketer, distributor, retailer and manufacturer of branded nutritional supplements and other natural products sold primarily to and through domestic health and natural food stores.  Internationally, Nutraceutical sells its branded products to and through health and natural product distributors and retailers.  Nutraceutical’s core business strategy is to acquire, integrate and operate, from beginning to end, the marketing, distribution, retailing and manufacturing operations of businesses in the natural products industry.  Nutraceutical believes that the consolidation and integration of acquired businesses provides ongoing financial synergies through increased scale and market penetration, as well as strengthened customer relationships.

Nutraceutical sells its branded products under the trademarks Solaray®, KAL®, Nature’s Life®, Natural Balance®, NaturalMax®, VegLife®, Premier One®, Sunny Green®, Natural Sport®, FunFresh Foods™, ActiPet®, Action Labs®, Thompson®, Montana Big Sky™ and Body Gold®.  Nutraceutical also sells branded bulk products and custom blends under the trademark Monarch Nutritional Laboratories™.  Under the name Woodland Publishing™, Nutraceutical publishes, prints and markets a line of books and booklets to, among others, book distributors, national retail bookstores and health and natural food stores. Nutraceutical’s neighborhood natural food markets operate under the trade names The Real Food Company ™,

Thom’s Natural Foods™ and Cornucopia Community Market™ and its health food stores operate under the trade names Arizona Health Foods™, Granola’s™ and Pilgrim’s Natureway™.  Nutraceutical also distributes the branded products of certain third parties.

Nutraceutical manufactures and/or distributes one of the broadest branded product lines in the industry with over 3,000 SKUs, including over 650 SKUs exclusively sold internationally. Nutraceutical believes that as a result of its emphasis on innovation, quality, loyalty, education and customer service, Nutraceutical’s brands are widely recognized in health and natural food stores and among their customers.

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limitation, the words “may,” “will,” “should,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions or the negative thereof, or variations thereon, or similarly, discussions of strategy, although believed to be reasonable, are intended to identify forward-looking statements, although not all forward-looking statements contain these words or discussions. There are a number of important factors that could cause actual events or Nutraceutical’s actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, (i) changing domestic and international market and political conditions; (ii) interruption of business or negative impact on sales and earnings due to acts of war, terrorism, bio-terrorism, civil unrest, or disruption of mail service; (iii) slow or negative growth in the nutritional supplement industry; (iv) changes in laws and regulations, including adverse federal, state or foreign legislation or regulation or adverse determinations or actions by regulators; (v) import/export controls with respect to products sold into or purchased from foreign countries, as well as other restrictions on the purchase or sale of Nutraceutical’s products to or from such countries; (vi) unavailability of or interruption in the supply of utilities, including electricity and telecommunications; (vii) increased product competition; (viii) adverse publicity regarding nutritional supplements (ix) increased costs, including raw material and labor costs, as well as increases in the costs of borrowing (or the unavailability of adequate credit); (x) inability of Nutraceutical to gain and/or hold market share of its health and natural food store customers and bulk branded products customers; (xi) loss or retirement of key members of management; (xii) inability of Nutraceutical to successfully implement its business strategy or plan or otherwise manage growth, including Nutraceutical’s ability to locate and consummate advantageous acquisitions, or otherwise integrate or profitably manage acquired operations, including the ability to retain customers of existing and acquired operations; (xiii) product development efforts and consumer acceptance of Nutraceutical’s products; (xiv) adequacy and availability of insurance coverage, and any losses or damages sustained by the Company not covered by insurance; (xv) availability and price of raw materials, including increased costs; (xvi) Nutraceutical’s ability to manufacture its products efficiently; (xvii) the mix of Nutraceutical’s products and their related profit margins; (xviii) dependence on distributors and customers; (xix) sales and earnings volatility; (xx) absence of clinical trials for many of Nutraceutical’s products; (xxi) exposure to and expense of prosecuting, defending and/or resolving and defending claims or litigation, including but not limited to product liability claims, class action suits, stockholder derivative suits, employment or labor related suits or investigations, patent or trademark infringement suits and other litigation which may arise from time to time; (xxii) inability of the Company’s retail stores to attain or maintain profitability; (xxiii) other factors discussed in Nutraceutical’s filings with the Securities and Exchange Commission or referenced in its press releases, and (xxiv) other factors beyond Nutraceutical’s control.

In addition, any forward-looking statements represent Nutraceutical’s estimates only as of the day of this press release and should not be relied upon as representing Nutraceutical’s estimates as of any subsequent date. No assurance can be given that the future results covered by such forward-looking statements will be achieved and readers are cautioned not to place undue reliance on forward-looking statements or historical results of Nutraceutical. While Nutraceutical may elect to update forward-looking statements at some point in the future, Nutraceutical specifically disclaims any obligation to do so. For further details and a discussion of these risks and uncertainties, see Nutraceutical’s SEC filings, which are updated from time to time, copies of which are available upon request from Nutraceutical at 435-655-6106.

© 2005 Nutraceutical Corporation.  All rights reserved.

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NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited; dollars in thousands)

	December 31, 2004	September 30, 2004
Assets
Current assets, net	$39,805	$41,249
Property, plant and equipment, net	22,841	22,657
Goodwill	15,476	14,108
Other non-current assets, net	14,897	15,373
	$93,019	$93,387

Liabilities and Stockholders’ Equity
Current liabilities	$12,895	$14,794
Long-term liabilities	5,494	6,994
Stockholders’ equity	74,630	71,599
	$93,019	$93,387

NUTRACEUTICAL INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited; dollars in thousands, except per share data)

	Three months ended December 31,
	2004	2003
Net sales	$35,299	$33,187
Cost of sales	16,900	16,171
Gross profit	18,399	17,016
Operating expenses
Selling, general and administrative	13,590	11,569
Amortization of intangible assets	94	94
Income from operations	4,715	5,353
Interest and other expense, net	152	202
Income before provision for income taxes	4,563	5,151
Provision for income taxes	1,757	1,983

Net income	$2,806	$3,168

Net income per common share
Basic	$0.24	$0.28
Diluted	0.24	0.27

Weighted average common shares outstanding
Basic	11,496,692	11,174,311
Diluted	11,823,693	11,609,842

NUTRACEUTICAL INTERNATIONAL CORPORATION

EBITDA SCHEDULE

(unaudited; dollars in thousands)

	Three months ended December 31,
	2004	2003

Net income	$2,806	$3,168
Provision for income taxes	1,757	1,983
Interest and other expense, net (1)	152	202
Depreciation and amortization	1,119	1,041

EBITDA	$5,834	$6,394

(1)           Includes amortization of deferred financing fees and losses associated with fixed asset disposals.